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                                                                   EXHIBIT 2.2.4

           THE NATIONAL BENEVOLENT ASSOCIATION OF THE CHRISTIAN CHURCH
                              (DISCIPLES OF CHRIST)
                               11780 BORMAN DRIVE
                            ST. LOUIS, MISSOURI 63146

                                                                  April 14, 2005

Fortress NBA Acquisition, LLC
c/o Fortress Investment Group LLC
1251 Avenue of the Americas, 16th Floor
New York, New York 10020

      Re: Asset Purchase Agreement dated as of September 3, 2004 (the "APA"), as supplemented by that certain Supplemental Agreement With Respect to Asset Purchase Agreement dated as of September 30, 2004 (the "Supplemental Agreement") and amended by that certain letter agreement dated March 9, 2005 (the "March 9 Letter Agreement") and further amended by that certain letter agreement dated April 6, 2005 (the "April 6 Letter Agreement and, together with the APA, the Supplemental Agreement and the March 9 Letter Agreement, collectively, the "Agreement").

Ladies and Gentlemen:

      This letter reflects the agreement and understanding among The National Benevolent Association of the Christian Church (Disciples of Christ) (the "Company") and the undersigned affiliated companies thereof (each a "Company Subsidiary" and, together with the Company, collectively the "Sellers") and Fortress NBA Acquisition, LLC ("Purchaser"), the undersigned designees or assignees of Purchaser under Sections 2.05(g) and 11.03 of the Agreement (the "Transferees") and Fortress Investment Fund II LLC ("Guarantor") in connection with the Contemplated Transactions under the Agreement among the Sellers and Purchaser with respect to the purchase and sale of the NBA Oklahoma Christian Retirement Community Facility (the "Oklahoma Facility"), the Closing of which (the "Oklahoma Closing") the parties are consummating on the date hereof (the "Oklahoma Closing Date"). (Certain other persons are also parties to the Supplemental Agreement.). Capitalized terms used herein and not defined herein have the meanings provided by the Agreement.

      1. In regard to Section 1.05 of the Agreement, Purchaser and Transferees confirm that following the Oklahoma Closing, none of them will require the use of or any benefit under any of the Shared Assets or Shared Contracts with respect to the Oklahoma Facility and Purchaser, Transferees and Sellers agree that no arrangement for the sharing of any of the Shared Assets or Shared Contracts, as contemplated under said Section,

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shall be established at or as of the Oklahoma Closing and Sellers shall be under no obligation to establish any such arrangement subsequently.

      2. In regard to Section 1.06 of the Agreement, Purchaser and Transferees confirm that following the Oklahoma Closing, none of them will require any Transitional Services to be provided by Sellers with respect to the Oklahoma Facility, other than those referred to in paragraph 3.F. of the March 9 Letter Agreement, which services are to be provided on the terms established by said paragraph 3.F. In the event any similar services are nevertheless requested of Sellers by Purchaser or a Transferee, Purchaser or the Transferee shall reimburse Sellers for the out-of-pocket cost reasonably incurred by Sellers in providing such services and the costs and expenses of Sellers and their respective agents for time expended in responding to such requests at mutually agreeable hourly rates. This shall confirm that the provisions of paragraph 3 of the April 6 Letter Agreement commencing with the fourth sentence thereof through the end of such paragraph (excluding, however, the sentence immediately preceding the last sentence of such paragraph) shall be applicable with respect to the Oklahoma Facility to the same extent they are applicable to the Facilities that were conveyed to certain of the Transferees on the Initial Closing Date (as defined in the April 6 Letter Agreement).

      3. Sellers, Purchaser and Transferees acknowledge and agree that Sellers have on and as of the date hereof transferred to FIT NBA Oklahoma Christian LLC, as successor to the Company and Oklahoma Christian Home, Inc. ("Oklahoma SU") in the ownership and operation of the Oklahoma Facility, all the Patient Trust Accounts (as defined in the April 6 Letter Agreement) containing Patient Trust Funds (as defined in the April 6 Letter Agreement) held by the Company and/or Oklahoma SU in trust for the benefit of certain of the residents of the Oklahoma Facility. The PTF Residents (as defined in the April 6 Letter Agreement) of the Oklahoma Facility and the respective Patient Trust Accounts and amounts of Patient Trust Funds held for the benefit of such PTF Residents as of the Oklahoma Closing Date (or such other date as is indicated) are indicated in documents previously delivered to Purchaser.

      By its acceptance and agreement below, Guarantor hereby ratifies and confirms its guaranty under Section 11.17 of the Agreement of all of the obligations of Purchaser under the Agreement, including as amended, supplemented or otherwise affected hereby, and acknowledges and agrees that its guaranty of Purchaser's obligations under the Agreement (including Purchaser's obligations under this supplemental letter), shall apply and remain in full force and effect in accordance with the terms of the Agreement and the orders of the Bankruptcy Court approving the Agreement (including the Supplemental Agreement). All obligations of Purchaser under the Agreements of Assignment and Assumption being or to be executed and delivered by the Purchaser under the Agreement in connection with the Oklahoma Closing are guaranteed by Guarantor to the extent the obligations of Purchaser under the Agreement are guaranteed by Guarantor.

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      Except as amended, supplemented and/or affected by the foregoing, the
Agreement is hereby ratified, confirmed and accepted by the Sellers, Purchaser and Guarantor in all respects and shall remain unmodified and in full force and effect.

                                           THE NATIONAL BENEVOLENT ASSOCIATION
                                           OF THE CHRISTIAN CHURCH (DISCIPLES OF
                                           CHRIST)

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           BARTON W. STONE CHRISTIAN HOME, an
                                           Illinois not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           CALIFORNIA CHRISTIAN HOME, a
                                           California not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           CYPRESS VILLAGE, INC., a Florida
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

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                                           FOXWOOD SPRINGS LIVING CENTER, a
                                           Missouri not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           KANSAS CHRISTIAN HOME, INC. a Kansas
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           LENOIR, INC., a Missouri
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           OKLAHOMA CHRISTIAN HOME, INC., an
                                           Oklahoma not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           PATRIOT HEIGHTS, INC., a Texas
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

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                                           RAMSEY HOME, an Iowa not-for-profit
                                           corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           GREATER INDIANAPOLIS DISCIPLES
                                           HOUSING INC., an Indiana
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           VILLAGE AT SKYLINE, a Colorado
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

                                           HOMES OF CYPRESS, INC., a Florida
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: President

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ACCEPTED AND AGREED TO:

FORTRESS NBA ACQUISITION, LLC

By: /s/ William Doniger
   ___________________________________
Name: William Doniger
Title:

FIT NBA BARTON STONE LLC
FIT NBA CALIFORNIA CHRISTIAN LLC
FIT NBA CYPRESS VILLAGE LLC
FIT NBA FOXWOOD SPRINGS LLC
FIT NBA KANSAS CHRISTIAN LLC
FIT NBA LENOIR LLC
FIT NBA OKLAHOMA CHRISTIAN LLC
FIT NBA PATRIOT HEIGHTS LP
FIT NBA RAMSEY LLC
FIT NBA ROBIN RUN LP
FIT NBA SKYLINE LLC
FIT NBA CYPRESS HOMES LLC
FIT NBA FOXWOOD SPRINGS HOMES LLC

Each by: /s/ William Doniger
        ________________________________
Name: William Doniger
Title:

FIT NBAS LLC

By: /s/ William Doniger
   ___________________________________
Name: William Doniger
Title:

FORTRESS INVESTMENT FUND II LLC, as Guarantor

By:   FORTRESS FUND MM II LLC, its
      Managing Member

By:   FORTRESS INVESTMENT GROUP
      LLC, its Managing Member

By: /s/ William Doniger
   ___________________________________
Name: William Doniger
Title: